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                                                                 EXHIBIT 10.9



                              EMPLOYMENT AGREEMENT
                                SAMUEL A. MORSE


     This EMPLOYMENT AGREEMENT is made and entered into as of the 2nd day of December, 1994, between TRANSITIONAL CARE OF AMERICA, INC., a Delaware corporation ("EMPLOYER" or the "COMPANY"), and SAMUEL A. MORSE, 3617 Candelaria, Plano, Texas 75023 ("EMPLOYEE").

                                  WITNESSETH:

     WHEREAS, Employer desires to obtain the services of Employee, and Employee desires to be employed by Employer, upon the terms and conditions hereinafter set forth;

     WHEREAS, as an ancillary and integral part of this Agreement, Employer desires to obtain Employee's covenant not to compete and other covenants, and Employee desires to make a covenant not to compete and such other covenants as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged and confessed, the parties agree as follows:

     1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts such employment by Employer, upon the terms and conditions specified herein for the "Term of Employment" (as hereinafter defined).

     2. DUTIES OF EMPLOYEE. During the Term of Employment, Employee is hereby employed as the Executive Vice President and shall report directly to the Company's Chief Operating Officer. Employee shall be responsible for implementation and operation of the Company's long-term care hospitals within hospitals as shall be assigned to Employee by the Company's Chief Operating Officer. Employee shall have such authority and shall perform such duties as are specified by the Chief Operating Officer from time to time in his sole discretion. In furtherance of the foregoing, Employee shall, subject to the direction and instruction of Employer: (a) devote Employee's full and entire working time, attention and energies to Employer, and will diligently and to the best of employee's ability perform all duties incident to Employee's employment hereunder; (b) use Employee's best efforts to promote the interests of Employer; and (c) perform such other duties as Employer may from time to time direct.

     Employee understands that he will be required to travel extensively in the performance of his duties. In addition, should the Employer determine that it is the Company's best interest for the Employee to move his residence to St. Louis, then Employee shall move his residence to St. Louis and Employer shall reimburse Employee for all reasonable moving expenses incurred by

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Employee in connection with such move.  Employer shall not require any move during the first twelve months of this Agreement.

   3. FINANCIAL ARRANGEMENTS.

     3.1 Compensation. As compensation for Employee's services hereunder and in consideration of Employee's covenant not to compete and other covenants as set forth herein. Employer shall pay Employee a base salary of One Hundred Ten Thousand Dollars ($110,000.00) per year during the term of this Agreement, payable on a semi-monthly basis, subject to such payroll and withholding deductions as may be required by law. This base salary is subject to annual review after the initial two year term of this Agreement.

   Employee shall be reimbursed for all the reasonable actual costs and expenses incurred by him in the performance of his duties. Employee shall be entitled to two (2) weeks paid vacation time each year and other benefits (e.g., sick leave and health insurance) in accordance with Employer's policies as from time to time established. Employee shall also be eligible to participate in any other benefit plan adopted by Employer for similarly situated employees. The Company intends to implement a stock option plan for its key employees. When such plan is implemented the Employee shall be entitled to participate in such plan on such terms as shall be approved by the Company's Board of Directors, which will include the right to purchase stock options equal to two percent (2%) of the issued and outstanding capital stock of the Employer after its first round of venture financing, which options shall vest over a period of five (5) years.

     3.2 Bonus Plan. Employer will establish an incentive bonus plan for Employee based upon goals and incentives established mutually by the Employee and the Chief Operating Officer. In each fiscal year Employee's bonus will be up to forty percent (40%) of his base salary based upon accomplishment of the goals and incentives.

   4. CONFIDENTIALITY. Employee agrees to keep confidential and not to use or to disclose to others, except as expressly consented to in writing by Employer, or as required by law to be disclosed, any trade secrets or confidential technology, proprietary information, customer lists, or knowledge belonging to or relating to the affairs or Employer or any subsidiary or parent of Employer (an "AFFILIATE"), or any matter or thing ascertained by Employee through Employee's association with Employer or an Affiliate, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interests of Employer or an Affiliate. Employee further agrees that should Employee leave the active service of Employer, Employee will neither take nor retain, without prior written authorization from Employer, any papers, data, client lists, books, records, files, or other documents (or copies thereof) or other confidential information of any kind belonging to Employer or an Affiliate pertaining to the business, sales, financial condition, products or other activities thereof.

   5. ITEM OWNERSHIP. All patents, formulae, inventions, ideas of inventions, processes, copyrights, proprietary information, trademarks, tradenames or other developments, or future

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improvements thereto (collectively "ITEMS"), developed or conceived by Employee during the term of this Agreement are the property of Employer and shall be promptly disclosed to Employer. Employee shall further execute an assignment of such Items to Employer and execute such other instruments as Employer shall request to protect Employer's interest in such Items. Employee represents that his performance of this Agreement does not and will not breach any agreement to keep in confidence items acquired by him in confidence or in trust prior to his employment with Employer. Employee agrees not to disclose to Employer or induce Employer to use any Items belonging to any previous employer or others. Employee further agrees not to enter into any agreement, either written or oral, in conflict herewith. This covenant shall be perpetual and shall survive the termination or expiration of this Agreement.

     6. NON-COMPETITION AGREEMENT. Employee recognizes that Employer's entering into this Agreement is induced primarily because of the covenants and assurances made by Employee, that Employee's covenant not to compete is necessary to insure that continuation of the business of Employer and its Affiliates, and that irreparable harm and damage will be done to Employer and its Affiliates in the event that Employee competes with Employer or its Affiliates within the geographic areas described below. Therefore, Employee agrees that during the Term of Employment, and for a period of one (1) year thereafter Employee will not directly or indirectly own, manage, operate, control, participate in the management or control of, be employed by, lend Employee's name to or maintain or continue any interest whatsoever in any enterprise (a) having to do with the provision, distribution, marketing, promotion, or advertising of any type(s) of service(s) or product(s) in direct competition to those offered by Employer within (i) the fifty (50) states of the United States, (ii) United States territories and possessions, and (iii) each foreign country, possession or territory in which Employer may be engaged in business at the termination of Employee's employment or at any time within twelve (12) months prior thereto. Employee further agrees that if any restriction contained in this Section 6 is held by any court to be unenforceable or unreasonable, a lesser restriction shall be severable therefrom and be enforced in its place, and the remaining restrictions contained herein shall be enforceable independently of each other. Employee represents and covenants to Employer that his entering into and performing his obligations under this Agreement shall not breach any other agreement to which Employee is a party. This paragraph will not preclude Employee from being employed, after termination of this Agreement, as a hospital administrator of a general acute care hospital.

     7. TERM AND TERMINATION OF AGREEMENT.

       7.1 Term of Employment. As used herein, "Term of Employment" shall mean the period commencing on ______________, 199___ (the "Commencement Date") and shall continue for two (2) years from the Commencement Date unless sooner terminated as hereinafter provided (the "Initial Term") and any Renewal Term (as hereinafter defined). Upon the conclusion of the Initial Term or any Renewal Term this Agreement will automatically renew for one (1) year periods (each a Renewal Term) unless either party gives notice of intent not to renew this Agreement at least three (3) months prior to the commencement of any
Renewal Term.   Prior

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to the Commencement Date, the Company may disclose confidential information to
Employee which information shall be kept confidential pursuant under the terms of this Agreement.


     7.2 Termination.

     (a) Death. Employee's employment hereunder shall terminate immediately upon death.

     (b) For Cause. Employer may terminate Employee's employment hereunder at any time, effective immediately upon written notice, for cause. For the purpose of this Agreement "cause" shall mean:

       i. The willful and continued failure by Employee to substantially perform Employee's duties hereunder other than any such failure resulting from Employee's incapacity due to physical or mental illness.

       ii. The willful engaging by Employee in conduct which is demonstrably and materially injurious to Employer, monetarily or otherwise.

       iii. Employee's conviction of, or plea of nolo contendere to a felony, provided any right of appeal has been exercised or has lapsed.


   In the event that Employee is terminated for cause, Employer shall pay Employee's base salary through the date of termination, and shall thereafter have no further obligation to Employee, provided, however, that Employee's obligations pursuant to Section 6 (Non-Competition) shall continue in full force and effect for a period equal to the balance of the Term of Employment had this Agreement not been terminated and for twelve (12) months thereafter. For purposes of this section, no act, or failure to act, on the part of the Employee shall be deemed "willful" unless done, or omitted to be done, by the Employee without good faith and without reasonable belief that the action or omission was in the best interest of Employer.

     (c) Long-Term Disability. Should Employee commence a Long-Term Disability, as hereinafter defined, Employee's base compensation shall be continued during the first six (6) months of such disability. Should such Long-Term Disability continue beyond six (6) months, Employee's employment hereunder shall automatically terminate and Employer shall have no further obligations to Employee. Employee shall have commenced a "Long-Term Disability" if: (i) Employee cannot perform the essential functions of his employment position, with or without a reasonable accommodation for his disability; or (ii) Employee cannot perform the essential functions of his employment position without an accommodation that would be an undue hardship for Employer to provide. The foregoing definition of Long-Term Disability is not

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intended to and shall not affect the definition of "disability" or any similar term in any insurance policy Employer may provide.

     (d) Without Cause. Employee's employment hereunder may be terminated by Employer at any time without cause, effective upon two (2) weeks written notice of termination; provided, however, if Employer shall terminate Employee's employment hereunder without cause during the initial two year term of this Agreement, then upon any such termination, and as a condition to the effectiveness thereof, Employer shall be obligated to pay to Employee as severance pay an amount equal to Employee's salary for one (1) year, payable in substantially equal bi-weekly installments at the level then being paid to Employee, and the Employee's obligations pursuant to Section 6 (Non-Competition) shall continue in force for a period of twelve (12) months. Should Employee's employment hereunder be terminated by Employer without cause after the initial two year term, Employer shall be obligated to pay to Employee as severance an amount equal to Employee's base salary for six (6) months, payable in substantially equal bi-weekly installments as the level then being paid to Employee, and Employee's obligations pursuant to Section 6 (Non-Competition) shall continue in force for a period of twelve (12) months.

     (e) By Employee.

        (i) Employee may resign his employment for cause and receive the same benefits as he would be entitled to and be bound by the same obligations as if the Employer terminated his employment pursuant to the provisions of Section 7(d) above if the Company breaches a material provision of this Agreement and the Company has not cured such breach within two (2) weeks after receipt of written notice of such breach.

        (ii) If Employee resigns without cause then (a) all compensation and benefits Employee is to receive pursuant to the terms of this Agreement shall
cease as of the  date of such resignation   and (b) Employee will be subject to
the obligations of Section 6 (Non-Competition Agreement) for what would have been the remaining term of the Agreement and for twelve (12) months thereafter.

   8. ADDITIONAL PROVISIONS.

     8.1 Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder, shall be deemed effectively given when personally delivered or mailed by prepaid, certified mail, return receipt requested, addressed as follows:


            Employee              Employer
            --------------------  ----------------------------------

            Mr. Samuel A. Morse   Transitional Care of America, Inc.
            3617 Candelaria       7733 Forsyth Boulevard
            Plano, Texas   75023  13th Floor


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                                  St. Louis, Missouri 63105
                                  Attention:  Mr. David W. Cross



or to such other address, and to the attention of such other person(s) or officer(s) as either party may designate by written notice.

     8.2 Governing Law. This Agreement has been executed and delivered in, and shall be interpreted, construed, and enforced pursuant to and in accordance with the laws of Missouri.

     8.3 Assignment. This Agreement and the rights and obligations hereunder shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation, and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by either party.

     8.4 Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

     8.5 Enforcement. Without limiting other possible remedies to Employer for the breach of this Agreement, Employee agrees that injunctive or other equitable relief shall be available to enforce the covenants set forth in Sections 4, 5 and 6, such relief to be without the necessity of posting a bond,
cash or otherwise.   Employee further agrees that if any restriction contained
in any such Section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and all remaining restrictions contained herein shall be enforced independently of each other.

     8.6 Gender and Number. Whenever the context hereof requires, the gender of all words shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

     8.7 Additional Assurances. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of Employer, Employee shall execute such additional instruments and take such additional acts as Employer may deem necessary to effectuate this Agreement.

     8.8 Severability. In the event any provision of this Agreement is held to be unenforceable for any reason, the unenforceability thereof shall not effect the remainder of this Agreement, which shall remain in full force and effect and enforceable in accordance with its terms.

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     8.9 Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.10 Entire Agreement. This Agreement supersedes all previous contracts, and constitutes the entire Agreement between the parties. Employee shall be entitled to no other benefits than those specified herein. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment as provided herein, such amendment(s) to become effective on the date stipulated therein. Employee specifically acknowledges that in entering into and executing this Agreement, Employee relies solely upon the representations and agreements contained in this Agreement and no others.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.


     EMPLOYER:                           TRANSITIONAL CARE OF AMERICA, INC.


                                         By: David W. Cross
                                             ---------------------------------
                                             David W. Cross, President




     EMPLOYEE:                           Samuel A. Morse
                                         -------------------------------------
                                         Samuel A. Morse


                 9. This Agreement is contingent upon full first round financing of Transitional Care of America, Inc.


                                                        TCA
                                                  -------------------------
                                                  TCA Initials

                                                         SAM
                                                  ------------------------
                                                  Samuel A. Morse Initials



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